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                                                                    EXHIBIT 21.1

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                          SUBSIDIARIES OF THE COMPANY


                                            STATE OR OTHER JURISDICTION
                                                 OF INCORPORATION OR
              SUBSIDIARY                    ORGANIZATION/TYPE OF ENTITY
--------------------------------------  ------------------------------------
AGH GP, Inc.                                   Nevada/Corporation
AGH LP, Inc.                                   Nevada/Corporation
American General Hospitality Operating     Delaware/Limited Partnership
Partnership, L.P.
AGH UPREIT LLC                           Delaware/Limited Liability Company
AGH SECAUCUS LLC                         Delaware/Limited Liability Company
AGH DFW South LLC                        Delaware/Limited Liability Company
2929 Williams Limited Liability Company  Delaware/Limited Liability Company
3199 Glendale Joint Venture                  Ohio/General Partnership
MDV Limited Partnership                      Texas/Limited Partnership
Madison Motel Associates                   Wisconsin/General Partnership
183 Hotel Associates, Ltd.                   Texas/Limited Partnership
Richmond Williamsburg Associates, Ltd.       Texas/Limited Partnership
455 Meadowlands Associates, Ltd.             Texas/Limited Partnership
DFW South I Limited Partnership              Texas/Limited Partnership
Lake Buena Vista Partners, Ltd.              Florida/Limited Partnership

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